Exhibit 10.47

FIRST AMENDMENT
TO
LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT is made and entered into as of June 30, 2004, by and between, Counsel Corporation (US), a Delaware corporation, (“Lender”) and Acceris Communications Inc. (formerly known as I-Link Incorporated), a Florida corporation (“Borrower”) (hereinafter collectively referred to as the “Parties”).

     WHEREAS, Acceris Communications Corp. (formerly known as WorldxChange Corp., a Delaware corporation (“WorldxChange”)), Lender and Borrower entered into a Loan and Security Agreement dated June 4, 2001, as heretofore amended (the “2001 Loan Agreement”); and

     WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of October 1, 2003, between Lender and Borrower, Lender assigned to Borrower the total principal plus accrued interest of the indebtedness represented by and subject to the 2001 Loan Agreement and the Promissory Note of even date issued by WorldxChange in the principal amount of Nine Million Seven Hundred Forty-Three Thousand Four Hundred Seventy-Nine and 16/100ths Dollars ($9,743,479.16) (the “Assigned Debt”); and

     WHEREAS, Borrower and WorldxChange entered into that Stock Subscription and Purchase Agreement dated as of October 1, 2003 (the “Subscription Agreement”) pursuant to which Borrower contributed the Assigned Debt to WorldxChange in partial consideration for the issuance by WorldxChange of 221 shares of WorldxChange Common Stock; and

     WHEREAS, Borrower issued its Secured Promissory Note as of October 1, 2003, to Lender in the principal amount of Nine Million Seven Hundred Forty-Three Thousand Four Hundred Seventy-Nine and 16/l00ths Dollars ($9,743,479.16), which indebtedness is subject to the terms and conditions of the Loan Agreement; and

     WHEREAS, the repayment of the indebtedness represented by the Secured Promissory Note, (as the same may be amended, modified, extended or restated, the “Secured Promissory Note”) is secured pursuant to that Stock Pledge Agreement (as the same may be amended, modified, extended or restated, the “Stock Pledge Agreement”) between the Lender and the Borrower pursuant to which the Borrower granted to Lender a security interest in the Collateral described therein including all of the shares of common stock of WorldxChange issuable or issued to Borrower.

     WHEREAS, the Parties desire to further document, ratify and confirm the amendment to the Loan Agreement effective as of June 30, 2004 (the “Effective Date").

     NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged it is agreed as follows:

1. Maturity Date. Effective as of the Effective Date, Section 1.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Section 1.4. Principal Repayment The outstanding principal balance of the Loan plus any accrued and unpaid interest thereon, together with any and all other Liabilities (as such term is defined in the Stock Pledge Agreement (collectively, the “Secured Obligations”), shall be due and payable on December 31, 2005 (the “Maturity Date”).”

     2. Effect on Loan Agreement and Loan Note. This First Amendment is not intended, nor shall it be construed, as a modification or termination of the Amended and Restated Debt Restructuring Agreement, dated October 15, 2002. Except as expressly provided herein, the Loan Agreement is hereby ratified and confirmed and remains in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first set forth above.

[See attached signature page]

Signature page
to
First Amendment to Loan Agreement
dated as of June 30, 2004

COUNSEL CORPORATION (US)
By:	__________________________
Name:
Title:

ACCERIS COMMUNICATIONS INC.
By:	__________________________
Name:
Title: